                                                                  Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Calgene, Inc. 1996 Stock Option Plan, 1991 Stock Option Plan, as amended, 1990 Employee Stock Purchase Plan and 1981 Stock Option Plan of our report dated August 18, 1995, with respect to the consolidated financial statements and schedules of Calgene, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1995, filed with the Securities and Exchange Commission.

We also consent to the incorporation by references in such Registration Statement (Form S-8) of our report dated December 18, 1995, with respect to the consolidated balance sheet of Calgene II, Inc. as of December 15, 1995 included in the Proxy Statement of Calgene, Inc. dated February 6, 1996, filed with the Securities and Exchange Commission.


                                                        ERNST & YOUNG LLP



Sacramento, California
June 14, 1996